                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Stagecoach Funds, Inc.

The Board of Trustees
Norwest Advantage Funds

The Board of Trustees
Wells Fargo Funds Trust:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information.

/s/ KPMG LLP

KPMG LLP

San Franciso, California
November 5, 1999